UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2005

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 28, 2005, Titan International, Inc. (the Company) filed a Current Report on Form 8-K regarding the completion of its acquisition of The Goodyear Tire & Rubber Company’s North American farm tire assets. This Amendment No. 1 on Form 8-K/A amends the Company’s December 28, 2005, Form 8-K to provide financial statements of the business acquired and pro forma financial information relating to the acquisition as required by Item 9.01(a) and 9.01(b).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements

The audited combined statement of net assets sold of the Goodyear Farm Tire Business and the related accompanying combined statement of revenue, cost of goods sold and direct operating expenses as of and for the year ended December 31, 2004 are included as Exhibit 99.1 to this Amendment No. 1.

(b)	Pro forma financial information

The unaudited pro forma financial statements of Titan International, Inc. required by this item are included as Exhibit 99.2 to this Amendment No. 1.

(c)	Exhibits

23 Consent of PricewaterhouseCoopers LLP

99.1
Audited combined statement of net assets sold of the Goodyear Farm Tire Business and the related accompanying combined statement of revenue, cost of goods sold and direct operating expenses as of and for the year ended December 31, 2004.

99.2
Titan International, Inc. unaudited pro forma consolidated condensed balance sheet as of September 30, 2005, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2004, and the nine months ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 22, 2006	By:	/s/ KENT W. HACKAMACK
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
23	Consent of PricewaterhouseCoopers LLP
99.1

Audited combined statement of net assets sold of the Goodyear Farm Tire Business and the related accompanying combined statement of revenue, cost of goods sold and direct operating expenses as of and for the year ended December 31, 2004.

99.2

Titan International, Inc. unaudited pro forma consolidated condensed balance sheet as of September 30, 2005, and unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2004, and the nine months ended September 30, 2005.